Exhibit 99.1

HeartSciences Provides Business Update and Reports
First Quarter Fiscal 2023 Financial Results

Nearing Completion of Patient Recruitment in
FDA Pivotal Clinical Validation Study of MyoVista®

Remains on Track for MyoVista® FDA De Novo Resubmission in Current Fiscal Year

Southlake, Texas, September 13, 2022 (GLOBE NEWSWIRE) – Heart Test Laboratories, Inc. d/b/a HeartSciences (NASDAQ: HSCS; HSCSW) (“HeartSciences” or the “Company”), a medical technology company focused on applying innovative AI-based technology to an ECG (also known as an EKG) to significantly expand and improve an ECG’s clinical usefulness by detecting cardiac dysfunction, today provided a business update and reported financial results for the fiscal first quarter ended July 31, 2022.

Andrew Simpson, Chief Executive Officer of HeartSciences, commented, “We are nearing completion of patient recruitment for the FDA pivotal clinical validation study of the MyoVista® wavECG™ device with over 500 patients recruited out of an overall target of 550 patients. We expect to report study results following its completion. Assuming a successful outcome, we remain on track to resubmit for FDA De Novo clearance in the current fiscal year.”

“We are seeking to address one of the most significant needs in healthcare by making an ECG a far more valuable cardiac screening tool. The growing body of published ECG research demonstrates that ECGs can have far greater clinical value. Our first device, the MyoVista, leverages AI machine learning to detect cardiac dysfunction that cannot be diagnosed by current conventional ECGs and its technology has been the subject of several published studies in elite cardiology journals. As a result, we believe we are positioned at the forefront of what is expected to be a new era for ECGs.”

“The Company has benefited from approximately $60 million of investment to date and has built an extensive intellectual property portfolio. We intend to continue to add patents to further strengthen our long-term IP protection as we move towards commercialization. Ultimately, our goal is to make MyoVista the new standard of care, particularly in the frontline or point-of-care clinical setting. In fact, according to Allied Market Research, the global ECG market was valued at $8.3 billion in 2020 and is projected to reach $18.4 billion by 2030.”

“Furthermore, during the first quarter of fiscal 2023, we completed our initial public offering with gross proceeds of approximately $6.375 million. The IPO significantly enhanced our balance sheet provides us with sufficient expected cash runway to execute on key upcoming milestones, including completing our FDA pivotal study and resubmission for FDA De Novo clearance.”

As a development-stage company, there were no meaningful revenues for the first quarter of 2023. As of July 31, 2022, cash and cash equivalents were $4.3 million. The Company continues to carefully manage its expenses and believes it has sufficient capital to support operations beyond resubmission for FDA De Novo clearance. Complete financial results have been filed with the Securities and Exchange Commission, in the Company’s Form 10-Q for the period ending July 31, 2022, which is available on the Company’s website.

About HeartSciences

Heart Test Laboratories, Inc. d/b/a HeartSciences is medical technology company focused on applying innovative AI-based technology to an ECG (also known as an EKG) to expand and improve an ECG’s clinical usefulness. The Company’s objective is to make an ECG a far more valuable cardiac screening tool, particularly in frontline or point-of-care clinical settings. HeartSciences’ first product candidate for FDA clearance, the MyoVista® wavECG™, or the MyoVista, is a resting 12-lead ECG that is also designed to provide diagnostic information related to a form of cardiac dysfunction called left ventricular diastolic dysfunction (LVDD), which has traditionally only been available through the use of cardiac imaging. LVDD is associated with almost all forms and co-morbidities of heart disease including hypertension, diabetes, valvular disease, ischemia, and reduced systolic function among others.

The MyoVista Device additionally provides all the information and capabilities of a full-featured conventional resting 12-lead ECG within the same test and follows the same clinical AHA/IEC lead placement protocol.

For more information, please visit: https://www. heartsciences.com.

For investor and media inquiries, please contact:

Investor Relations:

Crescendo Communications, LLC

Phone: (212) 671-1021

Email: HSCS@crescendo-ir.com

Company:
Gene Gephart
Phone: +1-737-414-9213 (US)
Email: investorrelations@heartsciences.com

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are relating to the Company's future financial and operating performance. All statements, other than statements of historical facts, included herein are "forward-looking statements" including, among other things, statements about HeartSciences’ beliefs and expectations. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company's control. The expectations reflected in these forward-looking statements involve significant assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Potential risks and uncertainties include, but are not limited to, risks discussed in HeartSciences’ filings with the U.S. Securities and Exchange Commission at www.sec.gov. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.